Contact:
Alan D.
Eskow
Senior Vice President
(973) 305-4003



                 VALLEY NATIONAL BANCORP REPORTS STRONG EARNINGS
--------------------------------------------------------------------------------

WAYNE, NJ, October 14, 1998-- Valley National Bancorp (NYSE:VLY) reported third quarter diluted share earnings of $0.45, an increase of 10 percent over the $0.41 in the same quarter of 1997. Net income was $24.2 million for the third quarter of 1998, compared to $21.9 million for the third quarter of 1997, representing a 11 percent increase. Per share data for 1997 has been restated to reflect the 5 for 4 stock split issued during May 1998.

For the nine months ended September 30, 1998 Valley reported record diluted share earnings of $1.35, an increase of 13 percent over the $1.19 in the same nine months of 1997. Net income was $72.0 million for the nine months ended September 30, 1998, compared to $63.2 million for the same period in 1997.

The third  quarter of 1998 produced an  annualized  return on average  assets of
1.91 percent and a 19.53 percent annualized return on average equity. The efficiency ratio for the nine months ended September 30, 1998 was 45.4 percent, one of the best in the banking industry.

Mr. Lipkin, Valley's Chairman and CEO stated, "We continue to focus on further enhancing our position as a super community bank serving northern New Jersey. The acquisition of the six branch, $272 million, Wayne Bancorp, Inc., headquartered in Wayne, New Jersey, has received all approvals and is expected to close on Friday, October 16, 1998."

"Our previously announced branch expansion plans moved forward during the third quarter as we opened a branch in Morristown and anticipate opening two additional branches in Secaucus and West New York during the fourth quarter of 1998."

Commenting on the 1998 third quarter results, Mr. Lipkin continued, "Valley's increased earnings during the third quarter of 1998 were the result of a higher net interest margin, continued loan growth over the prior year, the movement of funds from the lower yielding investment portfolio into the higher yielding loan portfolio, less dependence on higher cost time deposits and a lower effective tax rate. Valley has continued to focus on obtaining funding sources from lower cost core deposits."

Net interest income, on a fully-taxable equivalent basis, for the third quarter of 1998 increased to $56.7 million with a net interest margin of 4.68 percent compared with $54.9 million and 4.57 percent, for the third quarter of 1997. These increases were due mainly to a higher average balance of loans, a lower cost on deposits, offset by a lower average balance of investments and interest bearing liabilities.

While Valley continues to generate a record volume of residential mortgages, the bank sold a large portion of its 1998 long-term fixed rate production into the secondary market, to avoid future interest rate risk. Valley sold $108.4 million during the first nine months of 1998 and continues to retain the servicing rights on all of the loans sold.

Non-interest income for the third quarter of 1998 was $10.5 million, $1.2 million less than the third quarter of 1997 due largely to the sale of Valley's merchant processing business during the third quarter of 1997 and lower gains on the sale of SBA loans offset by higher mortgage servicing fees. Non-interest expense for the third quarter of 1998 was $32.2 million an increase from $30.1 million during the same period of 1997. The increase was mainly the result of increased salary, occupancy and amortization expense, offset by a reduction in credit card expense.

Due to a realignment of corporate entities during the fourth quarter of 1997 there was a reduction in the effective tax rate for the third quarter of 1998 and nine months ended September 30, 1998 to 21.5 percent and 25.5 percent, respectively. The reduction in the effective tax rate is limited in duration, but may continue to have an impact on some future periods.

Asset Quality and Reserve for Loan Losses
At September 30, 1998, among total loans of $3.7 billion, nonaccrual loans, representing 0.2 percent of loans, were $5.8 million, down from $7.3 million at December 31, 1997. Total nonperforming assets, which include nonaccrual loans and OREO, totaled $8.8 million, or 0.2 percent of loans and OREO, at September 30, 1998 an improvement over the $9.5 million at December 31, 1997. Loans past due 90 days or more and still accruing at September 30, 1998 decreased to $10.0 million compared to $16.4 million at December 31, 1997.

The allowance for loan losses as a percentage of nonperforming assets continued to be favorable at 536 percent at September 30, 1998, compared to 489 percent on December 31, 1997.


Capital Adequacy
Shareholders' equity was $504.4 million on September 30, 1998. Valley's risk-based capital ratios were 13.14 percent for Tier 1 capital and 14.39 percent for Total capital. The Tier 1 leverage ratio was 9.73 percent.

Valley National Bancorp is a regional bank holding company headquartered in Wayne, NJ. Its principal subsidiary, Valley National Bank, operates 98 offices located in 68 communities serving 10 counties throughout northern New Jersey.

                                     * * *

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", "will", or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, successful completion of the implementation of Year 2000 technology changes, as well as the effects of economic conditions and legal and regulatory barriers and structure. Actual results may differ materially from such forward-looking statements. Valley assumes no obligation for updating any such forward-looking statement at any time.

                             (FOUR TABLES TO FOLLOW)



VALLEY NATIONAL BANCORP
Consolidated Statements of Income                                          Three Months Ended
($ in thousands, except per share data)                           September 30,
                                                                  1998                       1997
                                                        ---------------------        -----------------
Interest Income
Interest and fees on loans                                $         76,286              $       72,904
Interest and dividends on investment securities                     14,857                      18,477
Interest on federal funds sold and other
          short term investments                                     2,027                       1,102
                                                            ---------------               -------------
               Total interest income                                93,170                      92,483
                                                            ---------------               -------------
Interest Expense
Interest on deposits:
     Savings deposits                                               10,385                      10,692
     Time deposits                                                  24,878                      27,211
Interest on other borrowings                                         2,322                       1,202
                                                            ---------------               -------------
               Total interest expense                               37,585                      39,105
                                                            ---------------               -------------
Net interest income                                                 55,585                      53,378
Provision for possible loan losses                                   3,000                       2,150
                                                            ---------------               -------------
Net interest income after provision for possible
     loan losses                                                    52,585                      51,228
                                                            ---------------               -------------
Non-Interest Income
Trust income                                                           320                         324
Service charges on deposit accounts                                  3,186                       2,955
Gains on securities transactions, net                                   58                           0
Fees from loan servicing                                             1,964                       1,421
Credit card income                                                   2,564                       3,411
Gain on sale of loans, net                                           1,293                       1,678
Other                                                                1,143                       1,927
                                                            ---------------               -------------
               Total non-interest income                            10,528                      11,716
                                                            ---------------               -------------

Non-Interest Expense
Salary expense                                                      12,630                      11,202
Employee benefit expense                                             2,844                       2,680
FDIC insurance premiums                                                271                         291
Occupancy and equipment expense                                      5,330                       4,610
Credit card expense                                                  1,804                       4,682
Amortization of intangible assets                                    2,154                         856
Other                                                                7,216                       5,764
                                                            ---------------               -------------
               Total non-interest expense                           32,249                      30,085
                                                            ---------------               -------------
Income before income taxes                                          30,864                      32,859
Income tax expense                                                   6,627                      11,003
                                                            ---------------               -------------
Net income                                                $         24,237              $       21,856
                                                            ---------------               -------------

Earnings per share:  (1)
              Basic                                       $           0.46              $         0.41
              Diluted                                     $           0.45              $         0.41
Weighted Average Number of Shares Outstanding:  (1)
              Basic                                             52,790,058                  52,859,731
              Diluted                                           53,311,737                  53,268,835


Note:  (1)  1997 net income per share and average shares outstanding have been restated to reflect the 5 for 4 stock split issued on May 18, 1998.


VALLEY NATIONAL BANCORP
Consolidated Statements of Income                                              Nine Months Ended
($ in thousands, except per share data)                                          September 30,
                                                                        1998                          1997
                                                              ---------------------             -----------------
Interest Income
Interest and fees on loans                                      $          226,597            $          216,414
Interest and dividends on investment securities                             47,421                        55,640
Interest on federal funds sold and other
          short term investments                                             4,191                         3,272
                                                                  -----------------             -----------------
               Total interest income                                       278,209                       275,326
                                                                  -----------------             -----------------
Interest Expense
Interest on deposits:
     Savings deposits                                                       31,153                        32,197
     Time deposits                                                          74,960                        80,941
Interest on other borrowings                                                 6,937                         3,368
                                                                  -----------------             -----------------
               Total interest expense                                      113,050                       116,506
                                                                  -----------------             -----------------
Net interest income                                                        165,159                       158,820
Provision for possible loan losses                                           8,825                         5,250
                                                                  -----------------             -----------------
Net interest income after provision for possible
     loan losses                                                           156,334                       153,570
                                                                  -----------------             -----------------
Non-Interest Income
Trust income                                                                 1,030                           825
Service charges on deposit accounts                                          9,070                         8,804
Gains on securities transactions, net                                        1,023                         2,169
Fees from loan servicing                                                     5,540                         4,085
Credit card income                                                           7,762                         9,211
Gain on sale of loans, net                                                   3,935                         2,873
Other                                                                        3,145                         4,375
                                                                  -----------------             -----------------
               Total non-interest income                                    31,505                        32,342
                                                                  -----------------             -----------------

Non-Interest Expense
Salary expense                                                              36,690                        33,580
Employee benefit expense                                                     7,935                         8,468
FDIC insurance premiums                                                        836                           799
Occupancy and equipment expense                                             14,899                        13,559
Credit card expense                                                          7,318                        13,158
Amortization of intangible assets                                            4,339                         2,556
Other                                                                       19,263                        18,234
                                                                  -----------------             -----------------
               Total non-interest expense                                   91,280                        90,354
                                                                  -----------------             -----------------
Income before income taxes                                                  96,559                        95,558
Income tax expense                                                          24,605                        32,326
                                                                  -----------------             -----------------
Net income                                                      $           71,954            $           63,232
                                                                  -----------------             -----------------

Earnings per share:  (1)
              Basic                                             $             1.36            $             1.20
              Diluted                                           $             1.35            $             1.19
Weighted Average Number of Shares Outstanding:  (1)
              Basic                                                     52,804,692                    52,828,790
              Diluted                                                   53,332,726                    53,124,305


Note:  (1)  1997 net income per share and average shares outstanding have been restated to reflect the 5 for 4 stock split issued on May 18, 1998.



VALLEY NATIONAL BANCORP
Consolidated Statements of Financial Condition

($ in thousands)                                                                        September 30,

Assets                                                                       1998                          1997
                                                                        ---------------                --------------
Cash and due from banks                                               $        121,656               $       153,226
Federal funds sold                                                              40,000                       102,000
Investment securities                                                        1,031,611                     1,252,721
Loans, net of unearned income                                                3,711,950                     3,532,385
Loans held for sale                                                             20,906                        14,981
Less: Allowance for possible loan losses                                       (47,308)                      (42,341)
                                                                        ---------------                --------------
Loans, net                                                                   3,685,548                     3,505,025
                                                                        ---------------                --------------

Premises and equipment                                                          75,292                        72,939
Due from customers on acceptances outstanding                                      454                           287
Accrued interest receivable                                                     27,876                        29,767
Other assets                                                                    60,543                        59,560
                                                                        ===============                ==============
          Total assets                                                       5,042,980                     5,175,525
                                                                        ===============                ==============

Liabilities

Deposits:
     Non-interest bearing                                            $         729,464              $        738,512
     Interest bearing:
        Savings                                                              1,838,136                     1,850,502
        Time                                                                 1,777,121                     1,922,586
                                                                        ---------------                --------------
          Total deposits                                                     4,344,721                     4,511,600
                                                                        ---------------                --------------
Other borrowings                                                               146,637                       155,136
Bank acceptances outstanding                                                       454                           287
Accrued expenses and other liabilities                                          46,765                        44,410
                                                                        ---------------                --------------
          Total liabilities                                                  4,538,577                     4,711,433
                                                                        ---------------                --------------

Shareholders' Equity
Common stock, no par value, authorized 98,437,500
      shares; issued 53,050,424 shares in 1998 and
      53,081,058 shares in 1997                                                 23,287                        23,303
Surplus                                                                        291,657                       293,578
Retained earnings                                                              192,508                       149,519
Accumulated other comprehensive income                                           4,148                         2,476
                                                                        ---------------                --------------
                                                                               511,600                       468,876
Cost of shares in treasury (257,928 common shares
     in 1998 and 219,203 in 1997)                                               (7,197)                       (4,784)
                                                                        ---------------                --------------
          Total shareholders' equity                                           504,403                       464,092

                                                                        ===============                ==============
          Total liabilities and shareholders' equity                 $       5,042,980              $      5,175,525
                                                                        ===============                ==============


Note:   (1)  1997  shares outstanding have been restated to reflect the 5 for 4 stock split issued on May 18, 1998.


SELECTED FINANCIAL DATA

                                                                  Three Months Ended      Nine Months Ended
                                                                    September 30,            September 30,
(Dollars in thousands except per share data)                  1998          1997          1998          1997
----------------------------------------------------------------------------------------------------------------
NET INCOME                                              $      24,237 $      21,856 $      71,954 $      63,232

Per share data:*
     Basic earnings                                              0.46          0.41          1.36          1.20
     Diluted earnings                                            0.45          0.41          1.35          1.19
     Cash dividends declared                                     0.25          0.22          0.72          0.63
     Book value                                                  9.55          8.78          9.55          8.78
     Closing stock price - high                                 35.50         25.34         35.50         25.34
     Closing stock price - low                                  26.13         21.91         26.13         19.33

FINANCIAL RATIOS:
Net interest margin - FTE                                        4.68%         4.57%         4.68%         4.54%
Return on average assets                                         1.91          1.72          1.90          1.66
Return on average shareholders' equity                          19.53         19.21         19.52         18.79
Efficiency ratio                                                46.81         45.91         45.38         46.75




SELECTED BALANCE ITEMS AND RATIOS

                                                                            As of September 30,
(Dollars in thousands)                                                      1998          1997
----------------------                                             -----------------------------

BALANCE SHEET ITEMS:
Assets                                                             $   5,042,980 $   5,175,525
Loans                                                                  3,732,856     3,547,366
Deposits                                                               4,344,721     4,511,600
Shareholders' equity                                                     504,403       464,092


CAPITAL RATIOS:
Tier 1 leverage ratio                                                       9.73%         9.01%
Risk-based capital
               Tier I                                                      13.14         12.80
                Total Capital                                              14.39         13.98


ASSET QUALITY:
Non-accrual loans                                                  $       5,756 $       7,806
Other real estate owned                                                    3,070         2,822
Total non-performing assets                                                8,826        10,628
Loans past due 90 days or more and still accruing                          9,997        16,901
Allowance for loan losses                                                 47,308        42,341


ASSET QUALITY RATIOS:
Non-performing assets to total loans plus
     Other Real Estate Owned (OREO)                                         0.24%         0.30%
Allowance for loan losses to loans                                          1.27          1.19
Allowance for loan losses to non-performing assets                        536.01        398.39
Net charge-offs to average loans                                            0.29          0.34


SHAREHOLDER RELATIONS

Requests for copies of reports providing more detailed financial statements and analysis, as well as all other inquiries regarding Shareholder Relations should be directed to Dianne Grenz at Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey, 07470 or by telephone at (973) 305-3380, or fax at (973) 696-2044.

*Per share figures have been adjusted for a 5 for 4 stock split issued May 18, 1998.